AMCON Distributing Company Reports Results for the Fiscal Year Ended September 30, 2022

OMAHA, Neb.--(BUSINESS WIRE)--November 23, 2022--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $28.59 on net income available to common shareholders of $16.7 million for the fiscal year ended September 30, 2022.

“We are pleased with our fiscal 2022 results. Our entire organization did an outstanding job this year, securing the products and staffing necessary for success in the convenience distribution industry. AMCON has a long-standing core operating philosophy of providing a superior level of customer service. The customer-centric approach we embrace has guided us through these challenging times and helped ensure that AMCON’s customers have received a consistent and timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for operators who want to align with our customer-centric management philosophy and further the legacy of their enterprises.”

The wholesale distribution segment reported revenues of $2.0 billion and operating income of $35.6 million for fiscal 2022 and the retail health food segment reported revenues of $46.2 million and operating income of $0.5 million for fiscal 2022.

“We are investing heavily in our foodservice and technology platforms and associated staffing for these strategic focus areas. In addition, AMCON is developing a new 173,500 square foot facility in Springfield, Missouri which will support our customers’ growth initiatives. We are also looking to expand our geographic reach, to serve our customers as they grow their store footprint,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer.

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “At September 30, 2022, our shareholders’ equity was $92.8 million. During fiscal 2022, we turned our inventory 19 times and continue to prioritize high levels of daily liquidity.” Mr. Schmaderer also added, “We are delighted with the results of our investment in Team Sledd, LLC.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Our long-term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry. We continue to rationalize our base of stores as well as developing new store opportunities.

AMCON is a leading Convenience Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. AMCON, through its Healthy Edge Retail Group, operates nineteen (19) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September	September
	2022	2021
ASSETS
Current assets:
Cash	$431,576	$519,591
Accounts receivable, less allowance for doubtful accounts of $2.5 million at September 2022 and $0.9 million September 2021	62,367,888	35,844,163
Inventories, net	134,654,637	95,212,085
Income taxes receivable	819,595	—
Prepaid expenses and other current assets	12,702,084	4,999,125
Total current assets	210,975,780	136,574,964

Property and equipment, net	48,085,520	16,012,524
Operating lease right-of-use assets, net	19,941,009	17,846,529
Note receivable, net of current portion	—	3,325,000
Goodwill	5,277,950	4,436,950
Other intangible assets, net	2,093,113	500,000
Equity method investment	—	9,380,343
Other assets	2,751,155	334,819
Total assets	$289,124,527	$188,411,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,962,363	$24,235,042
Accrued expenses	14,446,210	11,468,955
Accrued wages, salaries and bonuses	7,811,207	4,489,852
Income taxes payable	—	867,160
Current operating lease liabilities	6,454,473	5,513,390
Current maturities of long-term debt	1,595,309	561,202
Current mandatorily redeemable non-controlling interest	1,712,095	—
Total current liabilities	71,981,657	47,135,601

Credit facilities	91,262,438	43,650,865
Deferred income tax liability, net	2,328,588	1,531,228
Long-term operating lease liabilities	13,787,721	12,669,157
Long-term debt, less current maturities	7,384,260	5,054,265
Mandatorily redeemable non-controlling interest, less current portion	9,446,460	—
Other long-term liabilities	103,968	757,387

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 584,789 shares outstanding at September 2022 and 551,369 shares outstanding at September 2021	9,168	8,834
Additional paid-in capital	26,903,201	24,918,781
Retained earnings	96,784,353	83,552,298
Treasury stock at cost	(30,867,287)	(30,867,287)
Total shareholders’ equity	92,829,435	77,612,626
Total liabilities and shareholders’ equity	$289,124,527	$188,411,129

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2022	2021
Sales (including excise taxes of $467.1 million and $403.9 million, respectively)	$2,010,798,385	$1,672,378,581
Cost of sales	1,883,078,819	1,571,829,805
Gross profit	127,719,566	100,548,776
Selling, general and administrative expenses	101,474,359	79,631,140
Depreciation and amortization	3,643,840	3,093,017
	105,118,199	82,724,157
Operating income	22,601,367	17,824,619

Other expense (income):
Interest expense	2,249,552	1,339,560
Change in fair value of mandatorily redeemable non-controlling interest	1,476,986	—
Other (income), net	(2,600,675)	(203,228)
	1,125,863	1,136,332
Income from operations before income taxes	21,475,504	16,688,287
Income tax expense	6,473,380	4,501,000
Equity method investment earnings, net of tax	1,670,133	3,357,978
Net income available to common shareholders	$16,672,257	$15,545,265

Basic earnings per share available to common shareholders	$29.37	$28.24
Diluted earnings per share available to common shareholders	$28.59	$27.36

Basic weighted average shares outstanding	567,697	550,551
Diluted weighted average shares outstanding	583,062	568,103

Dividends paid per common share	$5.72	$5.72

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2020	869,867	$8,697	(332,152)	$(30,861,549)	$24,282,058	$71,362,334	$64,791,540
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,355,301)	(3,355,301)
Compensation expense and issuance of stock in connection with equity-based awards	13,722	137	—	—	636,723	—	636,860
Repurchase of common stock	—	—	(68)	(5,738)	—	—	(5,738)
Net income available to common shareholders	—	—	—	—	—	15,545,265	15,545,265
Balance, September 30, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,440,202)	(3,440,202)
Compensation expense and issuance of stock in connection with equity-based awards	33,420	334	—	—	1,984,420	—	1,984,754
Net income available to common shareholders	—	—	—	—	—	16,672,257	16,672,257
Balance, September 30, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$16,672,257	$15,545,265
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	3,572,953	3,093,017
Amortization	70,887	—
Equity method investment earnings, net of tax	(1,670,133)	(3,357,978)
Gain on re-valuation of equity method investment to fair value	(2,387,411)	—
Gain on sales of property and equipment	(140,139)	(9,864)
Equity-based compensation	3,103,320	2,415,156
Deferred income taxes	797,360	(275,347)
Provision for losses on doubtful accounts	(32,420)	50,000
Inventory allowance	212,637	37,708
Change in fair value of mandatorily redeemable non-controlling interest	1,476,986	—
Changes in assets and liabilities net of effects of business acquisition:
Accounts receivable	3,032,876	(1,615,734)
Inventories	3,240,946	3,721,980
Prepaid and other current assets	(5,344,754)	(2,732,480)
Equity method investment distributions	1,095,467	1,392,730
Other assets	(730,391)	48,967
Accounts payable	332,400	1,998,494
Accrued expenses and accrued wages, salaries and bonuses	2,482,409	1,164,828
Other long-term liabilities	(653,419)	(169,854)
Income taxes payable and receivable	(2,241,755)	(371,248)
Net cash flows from (used in) operating activities	22,890,076	20,935,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,691,799)	(1,525,882)
Proceeds from sales of property and equipment	152,000	55,728
Principal payment received on note receivable	175,000	—
Cash acquired in business acquisition	7,958	—
Net cash flows from (used in) investing activities	(14,356,841)	(1,470,154)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	2,042,679,688	1,663,751,276
Repayments under revolving credit facilities	(2,041,106,459)	(1,682,072,093)
Proceeds from borrowings on long-term debt	—	3,000,000
Principal payments on long-term debt	(4,909,548)	(510,177)
Proceeds from exercise of stock options	173,590	—
Repurchase of common stock	—	(5,738)
Dividends on common stock	(3,440,202)	(3,355,301)
Settlement and withholdings of equity-based awards	(1,280,749)	(415,057)
Distributions to non-controlling interest	(737,570)	—
Net cash flows from (used in) financing activities	(8,621,250)	(19,607,090)
Net change in cash	(88,015)	(141,604)
Cash, beginning of period	519,591	661,195
Cash, end of period	$431,576	$519,591

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,210,828	$1,353,985
Cash paid during the period for income taxes	7,915,225	5,138,454

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$91,656	$128,249
Effect of business acquisition	23,308,624	—
Issuance of common stock in connection with the vesting and exercise of equity-based awards	2,280,783	949,812

Contacts

For Further Information Contact:
Charles J. Schmaderer
AMCON Distributing Company
Ph 402-331-3727